UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 4, 2005

Golf Trust of America, Inc.

(Exact Name of Registrant As Specified in its Charter)

Maryland	000-22091	33-0724736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10 North Adger’s Wharf, Charleston, SC  29401

(Address of principal executive offices) (Zip Code)

(843) 723-4653

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 4, 2005, Golf Trust of America, Inc. (the “Company”) through its subsidiary, GTA Stonehenge, LLC (“Stonehenge LLC”), entered into an Amended and Restated Loan Agreement (the “Amendment”) with Textron Financial Corporation (“Textron”).  The Amendment, among other things, increased the maximum principal amount of the Company’s current loan from Textron by an additional $2.1 million to $4.2 million.  The Amendment provides that the loan continues to be collateralized by a security interest in the Company’s golf courses in Columbia, South Carolina, Country Club at Wildewood and Country Club at Woodcreek (collectively “Stonehenge). Additional loan proceeds pursuant to the Amendment will be advanced monthly, subject to certain conditions. The Amendment extended the term of the loan from March 18, 2006 until March 18, 2009.  In certain instances, this loan may be assumed by a buyer of Stonehenge pursuant to the assumption provisions in the Amendment.  The interest rate will continue to be the prime rate plus 1.75% per annum, paid monthly. The Company paid a one-time commitment fee to Textron of  $42,000 to obtain the increase in this credit line and the Company will pay to Textron a fee of 0.25% per annum of the unused line balance.  On August 9, 2005, the Company drew down $1.0 million of the additional $2.1 million available under the Amendment.

In connection with the execution of the Amendment, the Company, through its subsidiaries Stonehenge LLC and Golf Trust of America, L.P. (collectively the “Borrower”), entered into a Notice of Future Advance, Note, Mortgage and Loan Modification Agreement with Textron (the “Amended Mortgage”) modifying the March 2004 Mortgage, Security Agreement and Fixture Filing (as modified by the Amended Mortgage, the “Security Agreement”).  The Security Agreement contains events of default that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, cross defaults, bankruptcy and insolvency proceedings, termination, dissolution or liquidation of Stonehenge LLC of Golf Trust of America, L.P., failure to cure the loss of certain licenses, permits or contracts, curtailment of utilities or services at Stonehenge, and material judgments.  Upon occurrence of a default, Textron is entitled to, among other things, accelerate all obligations of the Borrower and sell certain of the Borrower's assets to satisfy the Borrower’s obligations under the Security Agreement and the Amendment.

The foregoing brief description of the Amendment and the Amended Mortgage is not intended to be complete and is qualified in its entirety by reference to the Amendment and the Amended Mortgage attached as Exhibit 10.22.3 and Exhibit 10.22.4, respectively, to this Current Report on Form 8-K.

Item 2.03.  Creation of Direct Financial Obligation or Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

10.22.3	Amended and Restated Loan Agreement by and between GTA Stonehenge, LLC and Textron Financial Corporation.

10.22.4	Notice of Future Advances, Note Mortgage, Security Agreement and Fixture Filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLF TRUST OF AMERICA, INC.
(Registrant)

August 9, 2005	By:	/s/ W. Bradley Blair, II
W. Bradley Blair, II
President and Chief Executive Officer

EXHIBIT INDEX

Pursuant to Item 601(a)(2) of Regulation S-K, this exhibit index immediately precedes the exhibit.

Exhibit No.	Description

10.22.3	Amended and Restated Loan Agreement by and between GTA Stonehenge, LLC and Textron Financial Corporation.

10.22.4	Notice of Future Advances, Note Mortgage, Security Agreement and Fixture Filing.